UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 27, 2017
CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On July 27, 2017, Chuy’s Holdings, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. All matters submitted for approval by the Company’s stockholders, as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 7, 2017, were approved. The number of shares of common stock entitled to vote at the Company’s 2017 Annual Meeting of Stockholders was 16,903,573, representing the number of shares outstanding as of May 30, 2017, the record date for the annual meeting.
The results of each matter voted on were as follows:
1.    Election of directors. The following directors were elected for terms expiring at the 2020            annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Steve Hislop	13,347,598	770,019	1,684,123
John Zapp	12,988,334	1,129,277	1,684,123
2.     Ratification of appointment of RSM US LLP as the Company’s independent registered             public accounting firm for 2017. The appointment was ratified.

Votes For	Votes Against	Abstentions
14,329,610	1,328,704	143,420

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Sharon A. Russell
Sharon A. Russell, Vice Administrative Officer and Secretary

Date: July 28, 2017